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                        SEPARATION AND RELEASE AGREEMENT


         This Separation and Release Agreement (the "Agreement") executed on the 18th day of December, 2000, sets forth the terms of the agreement between TransPro, Inc. ("TransPro") and Henry P. McHale ("McHale") relating to the termination of McHale's employment with TransPro. This Agreement shall take effect on the eighth day following the date upon which McHale executes this Agreement (the "Effective Date").

         WHEREAS, McHale has been employed as the President, Chief Executive Officer and Director of TransPro pursuant to an Employment Agreement, dated as of September 29, 1995, as amended on October 1, 1998 and July 1, 2000 (the "Employment Agreement"); and

         WHEREAS, TransPro and McHale have agreed that McHale will resign as President and Chief Executive Officer and Director, and will terminate his employment as of December 31, 2000 (the "Termination Date") and pursuant to the terms of this Agreement as set forth below.

         NOW THEREFORE, in consideration of the mutual promises of the parties and other valuable and sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Tender of Resignation

         On September 25, 2000, McHale announced that he would be resigning his positions as President and Chief Executive Officer of TransPro and would resign from the Board of Directors of TransPro, in each case effective December 31, 2000. Simultaneously with the execution of this Agreement, McHale will irrevocably tender, and TransPro will accept, McHale's written resignations from such offices and directorships and all officer and director positions with TransPro's subsidiaries effective at the close of business on December 31, 2000.

2. Severance Payments/Compensation

         (a) TransPro shall continue to pay McHale all amounts due under the Employment Agreement through the Termination Date. In addition, TransPro shall pay to McHale the sum of One Thousand Dollars ($1,000) on the date of this Agreement, as provided in Section 5(c) below.

         (b) In lieu of any further salary or other payments to McHale pursuant to the Employment Agreement or otherwise for periods subsequent to the Termination Date, TransPro shall:

                  (i) pay to McHale as severance pay or as liquidated damages, or both, in twelve (12) substantially equal monthly installments commencing on the fifth day after the Termination Date, an aggregate amount equal to Three Hundred Eighty-Six Thousand
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         Two Hundred Fifty Dollars ($386,250), less any applicable Federal,
         State or local withholding taxes.

                  (ii) for a period of twelve (12) months following the Termination Date, arrange to provide McHale with (A) life, disability, accident and health insurance (including dental insurance) benefits substantially equivalent to those which he was receiving as of the date of this Agreement (McHale being entitled to benefits under COBRA commencing on the first anniversary of the Termination Date) and (B) the use of the automobile furnished to McHale by TransPro as of the date of this Agreement; provided, however, that as of the Termination Date, McHale will no longer be deemed to be an "employee" for purposes of any qualified pension plan, any other qualified or non-qualified retirement plan, any stock option or other equity incentive compensation arrangement or any successor plans thereto; and

                  (iii) pay to McHale all reasonable legal fees and expenses incurred by McHale in connection with the negotiation of this Agreement and the reasonable and valid enforcement thereof (together with any such legal fees and expenses in connection with any tax audit or proceeding to the extent attributable to application of section 4999 of the Internal Revenue Code to maintain benefits provided hereunder); and

                  (iv) pay to McHale the sum of $14,800.00, representing accrued vacation pay and all other unpaid amounts (if any) to which McHale is entitled as of the Termination Date under any compensation or bonus plan of TransPro, such amount to be payable not later than five days after the Termination Date;

(such amounts, collectively, the "Severance Payments").

         (c) On the Termination Date, TransPro shall reimburse McHale for any unreimbursed business expenses incurred by McHale on behalf of TransPro in accordance with TransPro's normal reimbursement practices.

         (d) No amounts payable to McHale pursuant to this Section 2 shall be subject to offset due to McHale obtaining employment with a third party after the Termination Date. McHale shall not be obligated to mitigate the amounts payable hereunder by seeking employment with a third party after the Termination Date.

3. Termination of Employment Agreement/Survival of Confidentiality Covenant

         The Employment Agreement is terminated as of the Termination Date and shall be of no further force or effect. Notwithstanding the foregoing, the covenant set forth in paragraph 8(b) of the Employment Agreement which relates to McHale's duty to keep certain proprietary information of TransPro confidential shall remain in effect indefinitely, or until such time as any proprietary information becomes public knowledge through no fault of McHale.

         All Severance Payments and other benefits payable under this Agreement (but not any vested pension or supplemental pension benefits) shall be forfeitable and shall be discontinued in


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the event that the TransPro Board of Directors reasonably determines that, after the date of this Agreement, McHale breached or failed to perform his obligations under this Section 3 or willfully engaged in conduct which was materially injurious to TransPro, monetarily or otherwise; provided, however, that being employed by a competitor without violating Section 8(b) of the Employment Agreement shall in no way be deemed a violation of this Section 3 or be deemed to constitute actions materially injurious to TransPro.

4. Options/Restricted Stock

         (a) The stock options granted by TransPro to McHale are set forth below in the chart in subparagraph 4(b) of this Agreement (the "Options"). The Options shall cease vesting on the Termination Date. McHale shall have ninety (90) days after the Termination Date within which to exercise the Options, after which time the Options shall terminate.

         (b) The parties acknowledge that as of December 31, 2000, McHale shall hold the following Options which are vested as set forth below:

Title of              Date of          No. of             Exercise       Vesting
Security               Grant           Shares              Price         Status
--------               -----           ------              -----         ------
Option                10/12/95         2,500              $11.75           (1)
Option                10/13/95         2,500              $11.625          (1)
Option                10/16/95         2,500              $10.75           (1)
Option                10/17/95         2,500              $10.625          (1)
Option                10/18/95         2,500              $10.375          (1)
Option                10/19/95         2,500              $10.375          (1)
Option                10/20/95         2,500              $11.25           (1)
Option                10/23/95         2,500              $11.25           (1)
Option                10/24/95         2,500              $11.125          (1)
Option                10/25/95         2,500              $11.375          (1)
Option                10/26/95         2,500              $11.125          (1)
Option                10/27/95         2,500              $10.625          (1)
Option                10/30/95         2,500              $11.00           (1)
Option                10/31/95         2,500              $10.875          (1)
Option                11/1/95          2,500              $11.00           (1)
Option                11/2/95          2,500              $10.625          (1)


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

Option                11/3/95          2,500              $10.375          (1)
Option                11/6/95          2,500              $9.875           (1)
Option                11/7/95          2,500              $9.75            (1)
Option                11/8/95          2,500              $9.875           (1)
Option                4/8/96           75,000             $7.50            (1)
Option                4/25/97          50,700             $7.75            (2)
Option                4/28/99          25,000             $5.50            (3)

(1)      Fully vested.
(2)      75% vested.
(3)      0% vested.

         (c) McHale also holds 9,700 shares of restricted TransPro common stock pursuant to a grant made on April 25, 1997 (the "Restricted Stock"). The restrictions on such Restricted Stock shall not have been removed prior to the Termination Date and the certificate for such Restricted Stock shall be returned to TransPro for cancellation on or prior to the Termination Date.

5. McHale' Release of TransPro

         (a) McHale, on his own behalf and on behalf of his heirs, successors and assigns (hereafter collectively referred to as the "McHale Group"), hereby releases and forever discharges TransPro, its predecessors, successors, corporate affiliates, and their current and former agents, representatives, shareholders, directors, officers, and employees (TransPro and such other persons and entities are individually and collectively referred to hereafter as the "TransPro Group"), from any and all claims, counterclaims, demands, debts, actions, causes of action, suits or liabilities of any nature whatsoever, whether known or unknown, which the McHale Group ever had, now has or hereafter can, shall or may have against the TransPro Group, for, upon, or by reason of any matter, cause or thing whatsoever arising from the beginning of the world to the day of this Agreement, including, but not limited to, (1) any statutory or common law claims relating to McHale' employment and the termination of McHale' employment; and (2) any claims relating to the Employment Agreement. In addition to all other statutory and common law claims being released herein, the McHale Group is also releasing claims arising out of the Federal Age Discrimination in Employment Act, The Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Connecticut Human Rights and Opportunities Law, the Employee Retirement Income Security Act of 1974, the Americans With Disabilities Act of 1992 and claims relating to the Connecticut wage laws. Notwithstanding the releases set forth in the foregoing Section 5(a), the McHale Group shall in no way be deemed to have released any claim with respect to: (I) breaches of this Agreement by TransPro, (II) vested benefits under any employee welfare plan, including without limitation, pension, supplemental pension, health and welfare plans, (III) any rights to indemnification under applicable statutes, bylaws or contracts which existed prior to the date of this


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Agreement or as the same may in the future be expanded, and (IV) rights under workmen's compensation plans and HIPPA (Health Insurance Protection Portability
Act).

         (b) McHale has been advised to consult independent legal counsel before signing this Agreement and he acknowledges that he has executed this Agreement after actually consulting with his counsel. McHale further acknowledges that he had the opportunity to consider the terms of this Agreement for at least twenty-one (21) days. McHale further represents and warrants that he has read this Agreement carefully, that he has discussed this Agreement with his attorney, that he fully understands the terms of this Agreement, and that he has had sufficient time within which to consider the terms of this Agreement. He represents and warrants that he is signing this Agreement voluntarily.

         (c) McHale represents and warrants that TransPro has paid McHale the sum of $1,000 as consideration for this Agreement. McHale represents that no other inducements have been offered to McHale by TransPro other than the consideration set forth in this Agreement, and that the consideration set forth herein represents consideration to which he would not otherwise be entitled but for his execution of this Agreement.

         (d) This Agreement shall not become effective until the eighth day following the day on which McHale signed it, and McHale may, at any time prior to the Effective Date, revoke this Agreement by giving notice of revocation to TransPro. Such revocation of this Agreement shall operate to revoke any consideration paid by TransPro to McHale pursuant to this Agreement.

         (e) On the Termination Date, McHale agrees to provide TransPro with a release of any and all claims against TransPro arising from the date of this Agreement to the Termination Date. The delivery of the release referred to in this paragraph 5(e) is a condition to the delivery to McHale of the Severance Payments.

6. TransPro's Release of McHale

         The TransPro Group hereby releases and forever discharges the McHale Group from any and all claims, counterclaims, demands, debts, actions, causes of action, suits or liabilities of any nature whatsoever, whether known or unknown, which the TransPro Group ever had, now has or hereafter can, shall or may have against the McHale Group, for, upon, or by reason of any matter, cause or thing whatsoever arising from the beginning of the world to the day of the date of this Agreement, including, but not limited to, (1) any statutory or common law claims relating to McHale's employment and the termination of McHale's employment; and (2) any claims relating to the Employment Agreement. Notwithstanding the releases set forth in the foregoing Section 6, the TransPro Group shall in no way be deemed to have released any claim with respect to breaches of this Agreement by McHale.

7. Notice

         Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given when delivered personally against receipt therefor; one day after being sent by Federal Express or other overnight delivery service; or three days after being


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mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the following addresses: to TransPro, 100 Gando Drive, New Haven, CT 06511, Attention: Chairman of the Board; to McHale, 26 Godfrey Road West, Weston, CT 06883; or at such other address as such party shall give by notice hereunder to the other party.

8. Governing Law

         This Agreement shall be governed by, and construed in accordance with and subject to the laws of the State of Connecticut applicable to agreements made and to be performed entirely within such State without regard to principles of conflicts of law.

9. Waivers and Amendments

         This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power, or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10. Entire Agreement

         This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral contracts and agreements.

11. Successors and Assigns/Assignment

         McHale may not assign this Agreement. TransPro may, without the consent of McHale, assign this Agreement and its rights and obligations but only in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise, in which case this Agreement shall become binding upon any successor in interest. TransPro shall make best efforts to cause any successor in interest to agree to assume the liabilities under this Agreement.

12. Severability

         The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other provisions shall remain fully valid and enforceable.

13. Counterparts

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

                            [signature page follows]


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                                  TRANSPRO, INC.



                                                  By:/s/
                                                  ------------------------------
                                                  Name:  Barry R. Banducci
                                                  Title: Chairman of the Board




                                                  /s/
                                                  ------------------------------
                                                  HENRY P. McHALE



4z6p03!.DOC\10701\200\232225.03


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